UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2007 (January 30, 2007)

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On January 30, 2007, Hertz Global Holdings, Inc., the indirect parent company of The Hertz Corporation (“Hertz”), issued a press release announcing that Hertz is seeking to amend its term loan facility (the “Term Loan Facility”) and asset based revolving credit facility (the “ABL Facility”).  A copy of the press release issued in connection therewith is attached hereto as Exhibit 99.1.

The proposed amendments would have the effect of lowering the pricing on the Term Loan Facility by 25 basis points from the pricing currently in effect and the ABL Facility by 25 basis points, which should result in corresponding decreases in Hertz’s interest expense.  In addition to lowering the pricing, among other things, Hertz is seeking to increase availability under the ABL Facility from $1.6 billion to $1.8 billion and currently intends to prepay a portion of the borrowings under the Term Loan Facility, resulting in a reduction of the outstanding borrowings under the Term Loan Facility from approximately $1.98 billion to approximately $1.4 billion.  The proposed amendments require the consent of the lenders under each of the Term Loan Facility and the ABL Facility.  There can be no assurance that Hertz will receive the required consents or be able to amend the Term Loan Facility or the ABL Facility.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

Certain statements contained in this report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning Hertz’s proposed amendments to the Term Loan Facility and the ABL Facility and the reductions in interest expense associated therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should” or similar expressions. These statements are based on certain assumptions that Hertz has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that Hertz believes are appropriate in these circumstances. As you read this report, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect Hertz’s actual results and its ability to implement the proposed amendments to the Term Loan Facility and the ABL Facility successfully, and could cause Hertz’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: Hertz’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity; anticipated growth; economies of scale; the economy; future economic performance; Hertz’s ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this report might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to Hertz or persons acting on Hertz’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Hertz undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Hertz cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in Hertz’s prospectus, dated November 15, 2006, relating to the initial public offering of its common stock, as filed with the United States Securities and Exchange Commission, or the “SEC,” could affect Hertz’s future results and the outcome of its implementation of the amendments to Hertz’s Term Loan Facility and ABL Facility, and could cause those results or other outcomes to differ materially from those expressed or implied in Hertz’s forward-looking statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 Press Release of Hertz Global Holdings, Inc. dated January 30, 2007.

Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

	By:	/s/ Paul J. Siracusa
	Name:	Paul J. Siracusa
	Title:	Executive Vice President
and Chief Financial Officer

Date: February 2, 2007